UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2013

INNOLOG HOLDINGS CORPORATION
(Exact name of Registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	005-85825 (Commission File Number)	68-0482472 (IRS Employer Identification Number)

12011 Lee Jackson Memorial Highway, Suite 300
Fairfax, Virginia 22033
(Address of principal executive offices)

Registrant’s telephone number, including area code: (703) 766-1412

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.03 Bankruptcy or Receivership.

On March 12, 2013 in an 8K the Company reported the expiration of the Navy contract and in the 10Q filing dated May 20, 2013 the Company reported the expiration of the remaining Navy contracts. The expiration of these contracts and subsequent non-renewal of them due to the government funding cutbacks (“sequestration”) has put additional financial stress on the operating company, Innovative Logistics Techniques, Inc.

After consultation with several creditors and major shareholders of the Company, the Board of Directors of the Company has determined that it is in the best interest of the shareholders that its wholly owned subsidiary, Innolog Group Corporation (IGC) and IGC’s wholly owned subsidiary, Innovative Logistics Techniques, Inc. each file a Chapter 7 bankruptcy in the State of Nevada.

Innolog Holdings Corporation will continue to pursue additional strategic opportunities in the future.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Associated with expense reductions, the Company has eliminated the position of Chief Financial Officer and therefore its current CFO, Eric Wagner, has left the Company.

In addition, the Company has appointed a new Acting Chairman of the Board, Stephen Moses. William Danielczyk has taken a leave of absence from the Board. Richard Stewart has also been named as President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOLOG HOLDINGS CORPORATION

Dated: September 5, 2013	By:	/s/ Stephen Moses
Stephen Moses
Chairman